Exhibit 3.143

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LAKELAND PHYSICIAN PRACTICES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF SEPTEMBER, A.D. 2002, AT 11 O’CLOCK A.M.
      CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “BURDICK WEST PHYSICIAN PRACTICES, LLC” TO “LAKELAND PHYSICIAN PRACTICES, LLC”, FILED THE TWENTY-SECOND DAY OF SEPTEMBER, A.D. 2003, AT 11:29 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LAKELAND PHYSICIAN PRACTICES, LLC”.

3570519 8100H 110292824 You may verify this certificate online at corp. delaware. gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620234 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 09/19/2002
020584029 — 3570519
Certificate of Formation
of
Burdick West Physician Practices, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company is Burdick West Physician Practices, LLC (the “Company”).
     SECOND: The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 18, 2002.

By:	/s/ William F. Carpenter III
William F. Carpenter III
Authorized Person
BOS_@LLC Subsidiary formation template-New@

Certificate of Amendment
to
Certificate of Formation
of
Burdick West Physician Practices, LLC
     Pursuant to Section 2.02 of the Delaware Limited Liability Company Act (the “Act”), Burdick West Physician Practices, LLC, a limited liability company duly organized and existing under and by virtue of the laws of the Act, DOES HEREBY CERTIFY:
1. The name of the limited liability Burdick West Physician Practices, LLC.
2. The Certificate of Formation is hereby amended by deleting the First Article thereof and substituting in lieu of said Article the following new Article:
FIRST: The name of the limited liability company is Lakeland Physician Practices, LLC (the “Company”).
3. The amendment shall be effective upon filing with the Secretary of State of Delaware.
     IN WITNESS WHEREOF, the sole member of the Company has caused this Certificate of Amendment to the Certificate of Formation to be executed this 22nd day of September, 2003.

By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp
Manager

State of Delaware Secretary of State Division of Corporations Delivered 11:39 AM 09/22/2003 FILED 11:29 AM 09/22/2003 SRV 030605376 — 3570519 FILE